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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                  OF BOLT, INC.

     Bolt, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1.   The name of the Corporation is Bolt, Inc.

     2. The Corporation was originally incorporated under the name "Concrete Media, Inc.", and the original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on August 15, 1996.

     3. The Corporation filed a Restated Certificate of Incorporation of the Corporation with the Secretary of the State of Delaware on January 10, 1997 and further amended such Restated Certificate of Incorporation by filing with the Secretary of the State of Delaware (i) a Certificate of Ownership and Merger to change the name of the Corporation from "Concrete Media, Inc." to "Bolt Media, Inc." on February 16, 1999, (ii) an Amendment to Restated Certificate of Incorporation of the Corporation on February 22, 1999, (iii) a Restated Certificate of Incorporation of the Corporation on March 1, 1999, (iv) an Amendment to the Restated Certificate of Incorporation of the Corporation on September 9, 1999, (v) a Restated Certificate of Incorporation of the Corporation on November 17, 1999.

     4. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 141(f), 242, 245 and 228 of the General Corporation Law of the State of Delaware by the unanimous written consent of the Corporation's Board of Directors and by the Corporation's stockholders having not less than the minimum number of votes required to adopt this Restated Certificate of Incorporation, with written notice being provided to all stockholders in accordance with Section 228(d) of such law. This Restated Certificate of Incorporation restates, integrates, amends and supersedes the provisions of the Certificate of Incorporation of this Corporation as heretofore amended.

     5. The text of the Certificate of Incorporation as heretofore amended is hereby restated and further amended to read in its entirety as follows:

     FIRST. The name of the Corporation is Bolt, Inc.

     SECOND. The name and address of the Corporation's registered agent in the State of Delaware is National Registered Agents, Inc., 9 East Lockerman Street in the City of Dover, County of Kent.

     THIRD. The purpose or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and to have and exercise all the powers conferred by the laws of the State of


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Delaware upon corporations formed under the General Corporation Law of the State of Delaware.

     FOURTH. The amount of the total authorized capital stock of this Corporation shall be fifty-seven million five hundred thousand (57,500,000) shares, divided as follows: (i) fifty million (50,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock"), and (ii) seven million five hundred thousand (7,500,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). The Preferred Stock shall be divided into series. The first series shall consist of six hundred thousand (600,000) shares which shall be designated as "Series A-1 Convertible Preferred Stock" (the "Series A-1 Preferred Stock"). The second series shall consist of one hundred twenty-five thousand (125,000) shares which shall be designated as "Series A-2 Convertible Preferred Stock" (the "Series A-2 Preferred Stock), (the Series A-1 Preferred Stock and the Series A-2 Preferred Stock, collectively, the "Series A Preferred Stock"). The third series shall consist of one million forty-eight thousand three hundred eighty-seven (1,048,387) shares which shall be designated as "Series B-1 Convertible Preferred Stock" (the "Series B-1 Preferred Stock"). The fourth series shall consist of two hundred sixty-eight thousand eight hundred eighteen (268,818) shares which shall be designated as "Series B-2 Convertible Preferred Stock", (the "Series B-2 Preferred Stock"). The fifth Series shall consist of one thousand nine hundred seventy five (1,975) shares which shall be designated as "Series B-3 Convertible Preferred Stock" (the "Series B-3 Preferred Stock" and together with the Series B-1 Preferred and the Series B-2 Preferred Stock, collectively, (the "Series B Preferred Stock"). The sixth series shall consist of four million four hundred thousand (4,400,000) shares which shall be designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock"). The seventh series shall consist of four hundred eighteen thousand sixty (418,060) shares which shall be designated as Series D Convertible Preferred Stock (the "Series D Preferred Stock"). Six hundred thirty seven thousand seven hundred sixty (637,760) shares of the Preferred Stock shall be undesignated ("Undesignated Preferred Stock"), subject to the provisions of paragraph (b) of this Article Fourth.

          (a) Common Stock. The Common Stock authorized for issuance by the Corporation shall be fifty million (50,000,000) shares, at a par value of $0.001 per share. Each share shall be entitled to one vote.

          (b) Preferred Stock. The Preferred Stock authorized by this Restated Certificate of Incorporation may be divided and issued from time to time in series. Except as otherwise provided in this Restated Certificate of Incorporation, or as may be provided in that certain Second Restated Stockholders Agreement by and among the Corporation, Sandler Capital Partners IV, L.P., Sandler Capital Partners IV FTE, L.P., Bechtel Enterprises Holdings, Inc., Highland Capital Partners IV Limited Partnership, Highland Entrepreneurs Fund IV Limited Partnership, Oak Investment Partners VIII, Limited Partnership, Oak VIII Affiliates Fund, Limited Partnership, Moore Global Investments, Ltd., Remington Investments Strategies, L.P. and the parties listed on Schedules 1 and 2 thereto, as amended, (the "Stockholders Agreement"), and subject to limitations and requirements prescribed by law, the Board of Directors of the Corporation (the "Board") is expressly authorized, by a vote or written consent of at least a majority of the Board then in office, to provide for the issuance of the Undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such


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qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board to create such series, and a Certificate of Designations of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware.

     The Board is also authorized to decrease the number of shares of any series, including the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock, the Series B-3 Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, subsequent to the issuance of such series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     The powers, rights, preferences, restrictions, and other matters relating to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock are as follows (section references below are to the corresponding sections of paragraph (b) of this Article Fourth):

     Section 1. Dividends.

          (a) Priority of Dividends. No dividends shall be declared or set aside for the Common Stock, the Series A Preferred Stock or any other classes or series of the Corporation's capital stock which ranks junior to the Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock (collectively, the "Junior Stock") (other than dividends of Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of the Common Stock of the Corporation) unless prior thereto all accrued and unpaid dividends on the Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock shall be declared, set aside and paid on all the then outstanding shares of Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock. In the event that any such dividends or distributions are declared and paid on the Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, dividends or distributions may be declared and paid to holders of the Series A Preferred Stock in accordance with paragraph (j) hereof. In the event that any such dividends or distributions are declared and paid on the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and the Series A Preferred Stock, dividends or distributions may be declared and paid to holders of the Common Stock equal to such holder's pro rata share (as determined on a fully-converted basis) of the aggregate "grossed up" amount of such dividends or distributions paid on the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and the Series A Preferred Stock. After the payment of all accrued and unpaid dividends on the Series D Preferred Stock, Series C Preferred Stock, the Series B Preferred Stock and the Series A Preferred Stock in accordance with this Section 1, the holders of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and the Series A Preferred Stock shall be entitled to participate with the Common Stock in the issuance of any further dividends on the Common Stock ratably in proportion to the number of shares of Common Stock that would be held by each such holder if all outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock were converted into Common Stock. Notwithstanding the provisions contained in this Section 1(a), no dividends may be declared or paid to the Series B


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Preferred Stock without the declaration or payment of such dividends to the
Series C Preferred Stock and Series D Preferred Stock.

          (b) In the event that funds legally available for distribution on any Series D Dividend Payment Date (as defined in paragraph (f) of this Section 1) are insufficient to fully pay the cash dividend due and payable on such Series D Dividend Payment Date, to all holders of outstanding Series D Preferred Stock entitled to receive such dividend, then all funds legally available for distribution shall be paid in cash to holders of Series D Preferred Stock entitled to receive such dividend in accordance with the number of shares of Series D Preferred Stock for which dividend has been declared held by each such holder. Any remaining dividend amount owed to holders of the Series D Preferred Stock shall be accrued in accordance with paragraph (f) of this Section 1. The holders of the Series D Preferred Stock shall have senior preference and priority to the Series A Preferred Stock and Common Stock with respect to the dividends of the Corporation and pari passu preference and priority to the Series C Preferred Stock and Series B Preferred Stock to the dividends of the Corporation.

          (c) In the event that funds legally available for distribution on any Series C Dividend Payment Date (as defined in paragraph (g) of this Section 1) are insufficient to fully pay the cash dividend due and payable on such Series C Dividend Payment Date, to all holders of outstanding Series C Preferred Stock entitled to receive such dividend, then all funds legally available for distribution shall be paid in cash to holders of Series C Preferred Stock entitled to receive such dividend in accordance with the number of shares of Series C Preferred Stock for which dividend has been declared held by each such holder. Any remaining dividend amount owed to holders of the Series C Preferred Stock shall be accrued in accordance with paragraph (g) of this Section 1. The holders of the Series C Preferred Stock shall have senior preference and priority to the Series A Preferred Stock and Common Stock with respect to the dividends of the Corporation and pari passu preference and priority to the Series D Preferred Stock and Series B Preferred Stock to the dividends of the Corporation.

          (d) In the event that funds legally available for distribution on any Series B Dividend Payment Date (as defined in paragraph (h) of this Section 1) are insufficient to fully pay the cash dividend due and payable on such Series B Dividend Payment Date to all holders of outstanding Series B Preferred Stock entitled to receive such dividend, then all funds legally available for distribution shall be paid in cash to holders of Series B Preferred Stock entitled to receive such dividend in accordance with the number of shares of Series B Preferred Stock for which dividend has been declared held by each such holder. Any remaining dividend amount owed to holders of the Series B Preferred Stock shall be accrued in accordance with paragraph (h) of this Section 1. The holders of the Series B Preferred Stock shall have senior preference and priority to the Series A Preferred Stock and Common Stock with respect to the dividends of the Corporation and pari passu preference and priority to the Series D Preferred Stock and Series C Preferred Stock to the dividends of the Corporation.

          (e) In the event that funds legally available for distribution on any Series A Dividend Payment Date (as defined in paragraph (i) of this Section 1) are insufficient to fully pay the cash dividend due and payable on such Series A Dividend Payment Date to all holders of outstanding Series A Preferred Stock entitled to receive such dividend, then all funds legally available for distribution shall be paid in cash to holders of Series A Preferred Stock entitled to


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receive such dividend in accordance with the number of shares of Series A
Preferred Stock for which a dividend has been declared held by each such holder. Any remaining dividend amount owed to holders of the Series A Preferred Stock entitled to receive dividends shall be accrued in accordance with paragraph (i) of this Section 1. The holders of the Series A Preferred Stock shall have senior preference and priority to the Common Stock with respect to the dividends of the Corporation and junior preference and priority to the Series D Preferred Stock and Series C Preferred Stock and Series B Preferred Stock to the dividends of the Corporation.

          (f) Series D Preferred Stock Dividend Rate; Series D Dividend Payment Dates. Each holder of the Series D Preferred Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, cash dividends, in preference and priority to dividends on any Junior Stock, that shall accrue on the Stated Value for the Series D Preferred Stock (as defined in Section 2(a)) of each share of the Series D Preferred Stock at the rate of eight percent (8%) per annum, from and including the date on which such stock was first issued (the "Series D Original Issue Date") to and including the date on which the Series D Liquidation Price (as defined) of such share is paid in full to the holder of such share pursuant to Section 2. The accrued dividends will be appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassifications, mergers, consolidations and other similar events (together referred to as "Recapitalization Events") which affect the number of outstanding shares of the Series D Preferred Stock. Accrued dividends on the Series D Preferred Stock shall be payable out of funds legally available therefor when, as, and if declared by the Board (a "Series D Dividend Payment Date"), to the holders of record of Series D Preferred Stock for which such dividend has been declared as of the close of business on the applicable record date. Dividends shall not be cumulative. Previously declared but unpaid dividends with respect to an outstanding share of Series D Preferred Stock shall, upon conversion of such share to Common Stock (except in the case of a Qualified Public Offering (as defined below)) be paid out of assets legally available therefor, in cash or in shares of Common Stock, as the Board may elect, and in the case of assets or shares of Common Stock, valued at the fair market value on the date of payment as determined by the Board in good faith. The amount of dividends "accrued" with respect to any share of Series D Preferred Stock as of the first Series D Dividend Payment Date with respect to such share after the applicable Series D Original Issue Date with respect to such share, or as of any other date after the applicable Series D Original Issue Date with respect to such share that is not a Series D Dividend Payment Date with respect to such share, shall be calculated on the basis of the actual number of days elapsed from and including the applicable Series D Original Issue Date with respect to such share, in the case of the first Series D Dividend Payment Date with respect to such share and any date of determination prior to the first Series D Dividend Payment Date with respect to such share, or from and including the last preceding Series D Dividend Payment Date with respect to such share, in the case of any other date of determination, to and including such date of determination which is to be made with respect to such share, in each case based on a year of 365 or 366 days, as the case may be. Whenever the Board declares any dividend pursuant to this Section 1, notice of the applicable record date and related Series D Dividend Payment Date shall be given. As used herein, a "Qualified Public Offering" shall mean the closing of a firm commitment underwritten public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Common Stock to the public that raises proceeds for the Company of at least $25,000,000 after underwriters' discounts and expenses and at an offering price to the public of at least $17.94, subject to Recapitalization Events.


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          (g)  Series C Preferred Stock Dividend Rate; Series C Dividend Payment
Dates. Each holder of the Series C Preferred Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, cash dividends, in preference and priority to dividends on any Junior Stock, that shall accrue on the Stated Value for the Series C Preferred Stock (as defined in Section 2(a)) of each share of the Series C Preferred Stock at the rate of eight percent (8%) per annum, from and including the date on which such stock was first issued (the "Series C Original Issue Date") to and including the date on which the Series C Liquidation Price (as defined) of such share is paid in full to the holder of such share pursuant to Section 2. The accrued dividends will be appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassifications, mergers, consolidations and other similar events (together referred to as "Recapitalization Events") which affect the number of outstanding shares of the Series C Preferred Stock. Accrued dividends on the Series C Preferred Stock shall be payable out of funds legally available therefor when, as, and if declared by the Board (a "Series C Dividend Payment Date"), to the holders of record of Series C Preferred Stock for which such dividend has been declared as of the close of business on the applicable record date. Dividends shall not be cumulative. Previously declared but unpaid dividends with respect to an outstanding share of Series C Preferred Stock shall, upon conversion of such share to Common Stock (except in the case of a Qualified Public Offering) be paid out of assets legally available therefor, in cash or in shares of Common Stock, as the Board may elect, and in the case of assets or shares of Common Stock, valued at the fair market value on the date of payment as determined by the Board in good faith. The amount of dividends "accrued" with respect to any share of Series C Preferred Stock as of the first Series C Dividend Payment Date with respect to such share after the applicable Series C Original Issue Date with respect to such share, or as of any other date after the applicable Series C Original Issue Date with respect to such share that is not a Series C Dividend Payment Date with respect to such share, shall be calculated on the basis of the actual number of days elapsed from and including the applicable Series C Original Issue Date with respect to such share, in the case of the first Series C Dividend Payment Date with respect to such share and any date of determination prior to the first Series C Dividend Payment Date with respect to such share, or from and including the last preceding Series C Dividend Payment Date with respect to such share, in the case of any other date of determination, to and including such date of determination which is to be made with respect to such share, in each case based on a year of 365 or 366 days, as the case may be. Whenever the Board declares any dividend pursuant to this Section 1, notice of the applicable record date and related Series C Dividend Payment Date shall be given.

          (h) Series B Preferred Stock Dividend Rate; Series B Dividend Payment Dates. Each holder of the Series B Preferred Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, cash dividends, in preference and priority to dividends on any Junior Stock, that shall accrue on the Stated Value for the Series B-1 Preferred Stock, the Stated Value for the Series B-2 Preferred Stock and the Stated Value for the Series B-3 Preferred Stock (as defined in Section 2(a)) of each share of the Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock, respectively, at the rate of eight percent (8%) per annum, from and including the date on which such stock was first issued (each, a "Series B Original Issue Date") to and including the date on which the Series B-1 Liquidation Price (as defined), or the Series B-2 Liquidation Price (as defined) or the Series B-3 Liquidation Price (as defined), as the case may be, of such share is paid in full to the holder of such share pursuant to Section 2. The accrued dividends will be appropriately adjusted for


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Recapitalization Events which affect the number of outstanding shares of the
Series B Preferred Stock. Accrued dividends on the Series B-1 Preferred Stock, the Series B-2 Preferred Stock and Series B-3 Preferred Stock shall be payable out of funds legally available therefor when, as, and if declared by the Board (each a "Series B Dividend Payment Date"), to the holders of record of each Series B Preferred Stock for which such dividend has been declared as of the close of business on the applicable record date. Dividends shall not be cumulative. Previously declared but unpaid dividends with respect to an outstanding share of Series B Preferred Stock shall, upon conversion of such share to Common Stock (except in the case of a Series B Qualified Public Offering (as defined below)) be paid out of assets legally available therefor, in cash or in shares of Common Stock, as the Board may elect, and in the case of assets or shares of Common Stock, valued at the fair market value on the date of payment as determined by the Board in good faith. The amount of dividends "accrued" with respect to any share of Series B Preferred Stock as of the first Series B Dividend Payment Date with respect to such share after the applicable Series B Original Issue Date with respect to such share, or as of any other date after the applicable Series B Original Issue Date with respect to such share that is not a Series B Dividend Payment Date with respect to such share, shall be calculated on the basis of the actual number of days elapsed from and including the applicable Series B Original Issue Date with respect to such share, in the case of the first Series B Dividend Payment Date with respect to such share and any date of determination prior to the first Series B Dividend Payment Date with respect to such share, or from and including the last preceding Series B Dividend Payment Date with respect to such share, in the case of any other date of determination, to and including such date of determination which is to be made with respect to such share, in each case based on a year of 365 or 366 days, as the case may be. Whenever the Board declares any dividend pursuant to this Section 1, notice of the applicable record date and related Series B Dividend Payment Date shall be given. As used herein, a "Series B Qualified Public Offering" shall mean the closing of a firm commitment underwritten public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Common Stock to the public that raises gross proceeds for the Company of at least $20,000,000 and at an initial aggregate offering price to the public that reflects a value of the Company, on a Fully-Diluted Basis, of
(i) at least $25,000,000 (on a pre-money equity valuation) if such offering is commenced on or before the first anniversary of the Series B-1 Original Issue Date or (ii) at least $31,250,000 (on a pre-money equity valuation) if such offering is commenced after the first anniversary of the Series B-1 Original Issue Date. "Fully-Diluted Basis" gives effect, without duplication, to (i) all shares of Common Stock outstanding at the time of determination plus (ii) all shares of Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock or any other convertible securities of the Corporation or upon the exercise of any option, warrant or similar right (whether or not presently exercisable) to acquire shares of Common Stock or shares of Preferred Stock convertible into Common Stock, as if such Series A Preferred Stock and Series B Preferred Stock or other convertible securities had been so converted or such option, warrant or similar right had been so exercised.

          (i) Series A Preferred Stock Dividend Rate; Series A Dividend Payment Dates. Each holder of the Series A Preferred Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, cash dividends, in preference and priority to dividends on any Common Stock or any other classes or series of the Corporation's capital stock which rank junior to the Series A Preferred Stock, that shall accrue on each share of the Series A Preferred Stock at a rate per annum determined by the Board, from and including


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the date on which such stock was first issued (each, a "Series A Original Issue
Date") to and including the date on which the Series A-1 Liquidation Price (as defined) or the Series A-2 Liquidation Price (as defined), as the case may be, of such share is paid in full to the holder of such share pursuant to Section 2. The accrued dividends will be adjusted for Recapitalization Events which affect the number of outstanding shares of the Series A Preferred Stock. Accrued dividends on the Series A-1 Preferred Stock and the Series A-2 Preferred Stock shall be payable out of funds legally available therefor when, as, and if declared by the Board (each a "Series A Dividend Payment Date"), to the holders of record of such Series A Preferred Stock for which such dividend has been declared as of the close of business on the applicable record date. Dividends shall not be cumulative. Declared but unpaid dividends with respect to an outstanding share of Series A Preferred Stock shall, upon conversion of such share to Common Stock (except in the case of a Series A Qualified Public Offering (as defined below)) be paid when, as and if declared by the Board, out of assets legally available therefor, in cash or in shares of Common Stock as the Board may elect, and in the case of assets or shares of Common Stock, valued at the fair market value on the date of payment as determined by the Board in good faith. The amount of dividends "accrued" with respect to any share of Series A Preferred Stock as of the first Series A Dividend Payment Date with respect to such share after the applicable Series A Original Issue Date with respect to such share, or as of any other date after the applicable Series A Original Issue Date that with respect to such share is not a Series A Dividend Payment Date with respect to such share, shall be calculated on the basis of the actual number of days elapsed from and including the applicable Series A Original Issue Date with respect to such share, in the case of the first Series A Dividend Payment Date with respect to such share and any date of determination prior to the first Series A Dividend Payment Date with respect to such share, or from and including the last preceding Series A Dividend Payment Date with respect to such share, in the case of any other date of determination, to and including such date of determination which is to be made with respect to such share, in each case based on a year of 365 or 366 days, as the case may be. Whenever the Board declares any dividend pursuant to this Section 1, notice of the applicable record date and related Series A Dividend Payment Date shall be given. As used herein, a "Series A Qualified Public Offering" shall mean the closing of the sale of the Corporation's Common Stock in a firm commitment underwritten public offering registered under the Securities Act, other than a registration relating solely to a transaction under Rule 145 promulgated under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation, at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding ten dollars ($10.00) per share of Common Stock (as adjusted for Recapitalization Events with respect to such shares), and the aggregate proceeds to the Corporation and/or any selling stockholders (after deduction for underwriters' discounts and expenses relating to the issuance, including, without limitation, fees of counsel to the Corporation) of which exceed ten million dollars ($10,000,000).

          (j) Pro Rata Declaration and Payment of Dividends. All dividends paid with respect to shares of Series D Preferred Stock, Series C Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Common Stock, as the case may be, pursuant to this Section 1 shall be declared and paid pro rata within each class to all the holders of the shares of Series D Preferred Stock, Series C Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock or Common Stock, as the case may be, outstanding as of the applicable record date.


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          (k)  Form of Payment of Dividends. In the event that the Corporation declares and pays dividends to the holders of its capital stock, each holder shall receive the same form of consideration.

     Section 2. Liquidation, Dissolution or Winding Up.

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, any merger or consolidation of the Corporation with another entity, the sale of substantially all of its assets or the consummation of an Approved Sale (as defined below), pursuant to which, the holders of the Series C Preferred Stock and Series D Preferred Stock do not receive an amount of consideration per share equal to the Stated Value (as defined below) for the Series C Preferred Stock and the Series D Preferred Stock, respectively, (each such event, a "Liquidation"), except as provided in paragraph (b) of this Section 2, the holders of shares of Series D Preferred Stock, Series C Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock then outstanding shall be entitled, ratably in proportion to the shares of Series D Preferred Stock, Series C Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock held by such holders, to be paid out of the assets of the Corporation available for distribution to its stockholders before payment to the holders of Junior Stock (excluding in this case, the Series A Preferred Stock) by reason of their ownership thereof, an amount equal to: (i) in the case of the Series D Preferred Stock (1) $17.94 per share (subject to appropriate adjustments for any Recapitalization Events) (the "Stated Value for the Series D Preferred Stock"), plus (2) an amount equal to all declared and unpaid dividends on such shares since the Series D Original Issue Date thereof as of such time of determination (the "Series D Liquidation Price"); (ii) in the case of the Series C Preferred Stock (1) $10.25 per share (subject to appropriate adjustments for any Recapitalization Events) (the "Stated Value for the Series C Preferred Stock"), plus (2) an amount equal to all declared and unpaid dividends on such shares since the Series C Original Issue Date thereof as of such time of determination (the "Series C Liquidation Price"); (iii) in the case of the Series B-1 Preferred Stock, (1) $6.20 per share (subject to appropriate adjustment for any Recapitalization Events) (the "Stated Value for the Series B-1 Preferred Stock"), plus (2) an amount equal to all declared and unpaid dividends on such shares since the Series B-1 Original Issue Date thereof as of such time of determination (the "Series B-1 Liquidation Price"); (iv) in the case of the Series B-2 Preferred Stock, (1) equal to $7.44 per share (subject to appropriate adjustment for any Recapitalization Events) (the "Stated Value for the Series B-2 Preferred Stock"), plus (2) an amount equal to all declared and unpaid dividends on such shares since the Series B-2 Original Issue Date thereof as of such time of determination (the "Series B-2 Liquidation Price"); (v) in the case of the Series B-3 Preferred Stock (1) $30.37 per share (subject to appropriate adjustment for any Recapitalization Events) (the "Stated Value for the Series B-3 Preferred Stock"), plus (2) an amount equal to all declared and unpaid dividends on such shares since the Series B-3 Original Issue Date thereof as of such time of determination (the "Series B-3 Liquidation Price"); (vi) in the case of the Series A-1 Convertible Preferred Stock, (l) $2.50 per share (subject to appropriate adjustment for any Recapitalization Events), plus (2) an amount equal to all declared and unpaid dividends on such shares since the Series A-1 Original Issue Date thereof as of such time of determination (the "Series A-1 Liquidation Price"); and (vii) in the case of the Series A-2 Convertible Preferred Stock, (l) $3.60 per share (subject to appropriate adjustment for any Recapitalization Events), plus (2) an amount equal to all declared and unpaid dividends on such shares since the Series A-2 Original Issue Date thereof as of such time of determination (the "Series A-2 Liquidation Price"). "Approved Sale" means the sale of the Corporation, in a single transaction or a series of related transactions, to a third party (which is not an affiliate of any of the Approving Stockholders): (i) pursuant to which such third party proposes to acquire all or substantially all of the outstanding capital stock (on a fully-diluted basis) (whether by merger, consolidation, recapitalization, reorganization, purchase of all of the capital stock or otherwise) of the Corporation or all or substantially all of the assets of the Corporation; (ii) which has been approved by the Board of Directors and holders of a majority of the outstanding shares of Series A Stock, the Series B Stock, the Series C Stock and Series D Stock, voting together as a single class (the "Approving Stockholders"); and (iii) pursuant to which all holders of Common Stock will receive with respect thereto (whether in such transaction or, with respect to an asset sale, upon a subsequent liquidation) the same form and amount of consideration per share of Common Stock, or if any holders are given an option as to the form and amount of consideration to be received, all holders are given the same option.

          (b) If upon any such Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock the full amount to which they shall be entitled, then the entire assets of the Corporation shall be distributed among the holders of shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock, ratably in proportion to the full amount to which such holders are entitled.

          (c) After the payment of all preferential amounts required to be paid to the holders of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock, upon the Liquidation of the Corporation, the holders of shares of the other Junior Stock (excluding in this case, the Series A Preferred STOCK) then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

          (d) In the event of a distribution pursuant to this Section 2, such distribution shall be payable in cash, securities or property. Whenever such distribution shall be in securities or property other than cash, the value of such securities or property other than cash shall be the fair market value of such securities or other property as determined by the Board in good faith.

     Section 3. Voting Rights.

          (a) Each holder of shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, shall be entitled to votes equal in the aggregate to the number of votes to which the number of whole shares of Common Stock into which such shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, held by such holder are convertible would be entitled (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of the stockholders of the Corporation (and for purposes of written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Except as otherwise provided herein or required by law, holders of shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock shall vote with the holders of shares of Common Stock and any other class of stock entitled to vote and not as a separate class. Each holder of Common Stock is entitled to one (1) vote per share of Common Stock held by such holder. Except as otherwise provided herein, holders of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and the Series A Preferred Stock shall each have the right to vote as separate classes on all matters requiring their vote or approval under, and in the manner set forth in, the General Corporation Law of the State of Delaware. Except as otherwise provided herein, any class vote pursuant to this Section 3 or required by law shall be determined by the holders of a majority of the shares of capital stock of such class voting as a class as of the applicable record date.

          (b) Without the written consent or affirmative vote of the holders of sixty percent (60%) of the then outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, in person or by proxy for so long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not amend, alter or repeal or otherwise change any provision of this Restated Certificate of Incorporation, or the preferences, special rights or other powers of the Series D Preferred Stock, in each case so as to affect adversely the Series D Preferred Stock. In the event of a proposed amendment to Section 5B(a) of Article Fourth, Section 5B(a) shall not be amended without first obtaining the written consent or affirmative vote of the holders of eighty percent (80%) of the then outstanding shares of Series D Preferred Stock, given in writing or by a vote at a meeting, consenting or voting (as the case may be) separately as a class, in person or by proxy for so long as any shares of Series D Preferred Stock remain outstanding. The holders of the Series D Preferred Stock shall have the right to vote as a class for purposes of this paragraph (b) of this Section 3.

          (c) Without the written consent or affirmative vote of the holders of sixty percent (60%) of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, in person or by proxy for so long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not (i) amend, alter or repeal or otherwise change any provision of this Restated Certificate of Incorporation, or the preferences, special rights or other powers of the Series C Preferred Stock, in each case so as to affect adversely the Series C Preferred Stock or (ii) create, authorize, issue, or increase the authorized amount of, any preferred stock or any other class or series of any equity securities, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of the Corporation, having a preference or priority over or ranking pari passu with the Series C Preferred Stock as to redemption rights, the right to receive dividends or amounts distributable upon Liquidation of the Corporation. In the event of a proposed amendment to Section 5B(a) of Article Fourth, Section 5B(a) shall not be amended without first obtaining the written consent or affirmative vote of the holders of eighty percent (80%) of the then outstanding shares of Series C Preferred Stock, given in writing or by a vote at a meeting, consenting or voting (as the case may be) separately as a class, in person or by proxy for so long as any shares of Series C Preferred Stock remain outstanding. The holders of the Series C Preferred Stock shall have the right to vote as a class for purposes of this paragraph (b) of this Section 3.

          (d) For so long as any shares of Series B-2 Preferred Stock or Series B-3 Preferred Stock remain outstanding, the Corporation shall not amend, alter or repeal or otherwise change any provision of this Restated Certificate of Incorporation, the resolutions of its Board of Directors authorizing and creating the Series B-2 Preferred Stock and Series B-3 Preferred Stock, or the preferences, special rights or other powers of the Series B-2 Preferred Stock and Series B-3 Preferred Stock, in each case so as to affect adversely the Series B-2 Preferred Stock or Series B-3 Preferred Stock, without the written consent or affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series B-2 Preferred Stock and Series B-3 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class, in person or by proxy. For this purpose, without limiting the generality of the foregoing, amendments, alterations, repeals or other changes to any provision of this Restated Certificate of Incorporation considered to affect adversely the Series B-2 Preferred Stock and Series B-3 Preferred Stock shall include, but are not limited to: (i) the creation, authorization, issuance, or increase in the authorized amount of, any preferred stock or any other class or series of any equity securities, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of the Corporation, having a preference or priority over or ranking pari passu with the Series B-2 Preferred Stock and Series B-3 Preferred Stock as to the right to receive dividends or amounts distributable upon Liquidation of the Corporation;
(ii) those that reduce the dividend rates on the Series B-2 Preferred Stock or Series B-3 Preferred Stock or cancel declared and unpaid dividends; (iii) those that change the relative seniority rights of the holders of the Series B-2 Preferred Stock or Series B-3 Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation; or (iv) those that reduce the amount payable to the holders of the Series B-2 Preferred Stock or Series B-3 Preferred Stock upon Liquidation or change the relative seniority of the liquidation preferences of the holders of the Series B-2 Preferred or Series B-3 Preferred Stock to the rights upon Liquidation of the holders of any other capital stock of the Corporation. The holders of the Series B-2 Preferred Stock and Series B-3 Preferred Stock shall have the right to vote together as a single class for purposes of this paragraph (c) of this Section 3.

          (e) For so long as any shares of Series B-1 Preferred Stock remain outstanding, the Corporation shall not amend, alter or repeal or otherwise change any provision of this Restated Certificate of Incorporation, the resolutions of its Board authorizing and creating the Series B-1 Preferred Stock, or the preferences, special rights or other powers of the Series B-1 Preferred Stock, in each case so as to affect adversely the Series B-1 Preferred Stock, without the written consent or affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series B-1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, in person or by proxy. For this purpose, without limiting the generality of the foregoing, amendments, alterations, repeals or other changes to any provision of this Restated Certificate of Incorporation considered to affect adversely the Series B-1 Preferred Stock shall include, but are not limited to: (i) the creation, authorization, issuance, or increase in the authorized amount of, any preferred stock or any other class or series of any equity securities, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of the Corporation, having a preference or priority over or ranking pari passu with the Series B-1 Preferred Stock as to the right to receive dividends or amounts distributable upon Liquidation of the Corporation;
(ii) those that reduce the dividend rates on the Series B-1 Preferred Stock or cancel declared and unpaid dividends; (iii) those that change the relative seniority rights of the holders of the Series B-1 Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation; or (iv) those that reduce the amount payable to the holders of the Series B-1 Preferred Stock upon Liquidation or change the relative seniority of the liquidation preferences of the holders of the Series B-1 Preferred to the rights upon Liquidation of the holders of any other capital stock of the Corporation. The holders of the Series B-1 Preferred Stock shall have the right to vote as a class for purposes of this paragraph (d) of this Section 3.

          (f) For so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not amend, alter or repeal or otherwise change any provision of this Restated Certificate of Incorporation, the resolutions of its Board authorizing and creating the Series A Preferred Stock or the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, in person or by proxy. For this purpose, without limiting the generality of the foregoing, amendments, alterations, repeals or other changes to any provision of this Restated Certificate of Incorporation considered to affect adversely the Series A Preferred Stock shall include, but are not limited to: (i) the creation, authorization, issuance, or increase in the authorized amount of, any preferred stock or any other class or series of any equity securities, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of the Corporation, having a preference or priority over or ranking pari passu with the Series A Preferred Stock as to the right to receive dividends or amounts distributable upon Liquidation of the Corporation; (ii) those that reduce the dividend rates on the Series A Preferred Stock or cancel declared and unpaid dividends; (iii) those that change the relative seniority rights of the holders of the Series A Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation; or (iv) those that reduce the amount payable to the holders of the Series A Preferred Stock upon Liquidation or change the relative seniority of the liquidation preferences of the holders of the Series A Preferred to the rights upon Liquidation of the holders of any other capital stock or the Corporation. The holders of the Series A Preferred Stock shall have the right to vote as a class for purposes of this paragraph (e) of this Section 3.

          (g)  Subject to the provisions of paragraphs (b), (c), (d), (e) and
(f) of this Section 3, for so long as any shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock (in each case, subject to appropriate adjustment for any Recapitalization Event) remain outstanding, the Corporation shall not and shall not permit any subsidiary of the Corporation, to declare or pay dividends or other distributions upon, or redeem, purchase, retire or otherwise acquire for value of, any shares of the capital stock of the Corporation (other than shares of capital stock that rank pari passu with or senior to the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or the Series A Preferred Stock, shares of capital stock repurchased as contemplated by the Stockholders Agreement or shares of capital stock repurchased pursuant to the authorization of the Board of Directors of the Corporation in connection with employee stock option grants or restricted stock grants) or any shares of the capital stock of any subsidiary of the Corporation (other than the payment of dividends or distributions, or other payments in redemption, made by such subsidiary solely to the Corporation) without the written consent or affirmative vote of stockholders representing at least a majority of the then outstanding shares of Series D Preferred Stock, Series C Preferred, Stock Series B Preferred Stock and Series A Preferred Stock, voting as a single class.

          (h)  Subject to the provisions of paragraphs (b), (c), (d), (e) and
(f) of this Section 3, for so long as any shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock (in each case, subject to appropriate adjustment for any Recapitalization Event) remain outstanding, the Corporation shall not take, and shall not permit any subsidiary of the Corporation to take, any of the following actions without the written consent or affirmative vote of stockholders representing at least a majority of the then outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock, voting as a single class:

          (i) increase or decrease the authorized number of shares of Preferred Stock.

          (ii) merge or consolidate the Corporation or any of its subsidiaries with or into another entity, or enter into any other business combination, recapitalization, binding share exchange or similar transaction with any entity, if such would result in, the stockholders of the Corporation just prior to the date of the event not owning a majority of the outstanding shares of the capital stock of the Corporation after such event, or the Corporation not being the surviving entity; or

          (iii) sell, transfer, lease or dispose of all or substantially all of the assets of the Corporation or of any of its subsidiaries, in one transaction or a series of related transactions, or effect the liquidation, dissolution or winding-up of the Corporation or any of its subsidiaries.

     Section 4. Conversion at the Option of a Holder.

     The holders of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Each share of Series D Preferred Stock shall be convertible at the option of the holder thereof, at any time and from time to time, into such number of fully-paid and nonassessable shares of Common Stock as determined by dividing the Series D Conversion Value (as defined) by the Series D Conversion Price (as defined) then in effect (as appropriately adjusted in accordance with this Section 4) (the "Series D Conversion Rate"). No additional consideration shall be paid by a holder of Series D Preferred Stock upon exercise of its respective Conversion Rights pursuant to this paragraph 4(a).

               (i) Series D Conversion Value. The conversion value for each share of Series D Preferred Stock shall be the Stated Value for the Series D Preferred Stock.

               (ii) Series D Conversion Price. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series D Preferred Stock without the payment of additional consideration by the holder thereof shall initially be the Stated Value for the Series D Preferred Stock (the "Series D Conversion Price"). Such initial Series D

Conversion Price, and the corresponding rate at which shares of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Section 4.

          (b) Each share of Series C Preferred Stock shall be convertible at the option of the holder thereof, at any time and from time to time, into such number of fully-paid and nonassessable shares of Common Stock as determined by dividing the Series C Conversion Value (as defined) by the Series C Conversion Price (as defined) then in effect (as appropriately adjusted in accordance with this Section 4) (the "Series C Conversion Rate"). No additional consideration shall be paid by a holder of Series C Preferred Stock upon exercise of its respective Conversion Rights pursuant to this paragraph 4(b).

               (i) Series C Conversion Value. The conversion value for each share of Series C Preferred Stock shall be the Stated Value for the Series C Preferred Stock.

               (ii) Series C Conversion Price. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series C Preferred Stock without the payment of additional consideration by the holder thereof shall initially be the Stated Value for the Series C Preferred Stock (the "Series C Conversion Price"). Such initial Series C Conversion Price, and the corresponding rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Section 4.

          (c) Each share of Series B-1 Preferred Stock shall be convertible at the option of the holder thereof, at any time and from time to time, into such number of fully-paid and nonassessable shares of Common Stock as determined by dividing the Series B-1 Conversion Value by the Series B-1 Conversion Price then in effect (as appropriately adjusted in accordance with this Section 4) (the "Series B-1 Conversion Rate"). No additional consideration shall be paid by a holder of Series B-1 Preferred Stock upon exercise of its respective Conversion Rights pursuant to this paragraph 4(c). Each share of Series B-2 Preferred Stock shall be convertible at the option of the holder thereof, at any time and from time to time, into such number of fully-paid and nonassessable shares of Common Stock as determined by dividing the Series B-2 Conversion Value by the Series B-2 Conversion Price then in effect (as appropriately adjusted in accordance with this Section 4) (the "Series B-2 Conversion Rate"). No additional consideration shall be paid by a holder of Series B-2 Preferred Stock upon exercise of its respective Conversion Rights pursuant to this paragraph 4(c). Each Share of Series B-3 Preferred Stock shall be convertible at the option of the holder thereof, at any time and from time to time, into such number of fully-paid and nonassessable shares of Common Stock as determined by dividing the Series B-3 Conversion Value by the Series B-3 Conversion Price then in effect (as appropriately adjusted with this Section 4) (the "Series B-3 Conversion Price").

               (i) Series B-1 Conversion Value. The conversion value for each share of Series B-1 Preferred Stock shall be the Stated Value for the Series B-1 Preferred Stock.

               (ii) Series B-1 Conversion Price. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series B-1 Preferred Stock without the payment of additional consideration by the holder thereof shall initially be the Stated Value for the Series B-1 Preferred Stock (the "Series B-1 Conversion Price"). Such initial Series B-1

Conversion Price, and the corresponding rate at which shares of Series B-1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Section 4.

               (iii) Series B-2 Conversion Value. The conversion value for each share of Series B-2 Preferred Stock shall be the Stated Value for the Series B-2 Preferred Stock.

               (iv) Series B-2 Conversion Price. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series B-2 Preferred Stock without the payment of additional consideration by the holder thereof shall initially be the Stated Value for the Series B-2 Preferred Stock (the "Series B-2 Conversion Price"). Such initial Series B-2 Conversion Price, and the corresponding rate at which shares of Series B-2 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Section 4.

               (v) Series B-3 Conversion Value. The conversion value for each share of Series B-3 Preferred Stock shall be the Stated Value for the Series B-3 Preferred Stock.

               (vi) Series B-3 Conversion Price. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series B-3 Preferred Stock without the payment of additional consideration by the holder thereof shall initially be the Stated Value for the Series B-3 Preferred Stock (the "Series B-3 Conversion Price"). Such initial Series B-3 Conversion Price, and the corresponding rate at which shares of Series B-3 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Section 4.

          (d) Each share of Series A Preferred Stock shall be convertible at the option of the holder thereof, at any time and from time to time, into one share of fully-paid and nonassessable shares of Common Stock (the number of shares of Common Stock into which one share of Series A Preferred Stock is convertible shall be referred to herein as the "Series A Conversion Amount"). No additional consideration shall be paid by a holder of Series A Preferred Stock upon exercise of its Conversion Rights pursuant to this paragraph 4(d).

          (e) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or the Series A Preferred Stock. In lieu of any fractional shares to which a holder of Series D Preferred, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by:
(i) in the case of the Series D Preferred Stock, the then effective Series D Conversion Price; (ii) in the case of the Series C Preferred Stock, the then effective Series C Conversion Price; (iii) in the case of the Series B-1 Preferred Stock, the then effective Series B-1 Conversion Price; (iv) in the case of the Series B-2 Preferred Stock, the then effective Series B-2 Conversion Price; (v) in the case of the Series B-3 Preferred Stock, the then effective Series B-3 Conversion Price; (vi) in the case of the Series A-1 Convertible Preferred Stock, $2.50; and (vii) in the case of the Series A-2 Convertible Preferred Stock, $3.60.

          (f)  Mechanics of Conversion.

          (i) In order for a holder of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock to convert shares of Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, at the office of the transfer agent for the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or the Series A Preferred Stock, as the case may be (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock represented by such certificate or certificates and stating therein the name or names the holder desires the certificate or certificates for shares of the Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. Each date of receipt of such certificates and notice by the transferring agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be a conversion date (each, a "Conversion Date"). The Corporation shall, as soon as practicable after each Conversion Date, issue and deliver at such office to such holder of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share in accordance with paragraph (d) above. Such conversion shall be deemed to have been made immediately prior to the close of business on the applicable Conversion Date, and the person entitled to receive certificates of Common Stock on such date shall be regarded for all corporate purposes as the holder of the number of shares of Common Stock to which he or it is entitled upon the conversion on such Conversion Date.

          (ii) If the conversion of the Series A Preferred Stock is in connection with a Series A Required Conversion Event (as defined in Section 6), the conversion may, at the option of any holder tendering shares of Series A Preferred Stock for conversion, be conditioned upon the closing of the Series A Required Conversion Event, in which event the person or persons entitled to receive the Common Stock upon such conversion shall not be deemed to have converted such shares until immediately prior to the closing of the Series A Required Conversion Event.

          (iii) The Corporation shall, at all times when any of Series D Preferred Stock, Series C Preferred Stock, the Series B Preferred Stock or Series A Preferred Stock shall remain outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock.

          (iv) All shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, shall immediately cease and terminate on the applicable Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, accordingly.

          (g) Adjustments to Series C Conversion Price, Series B-1 Conversion Price, Series B-2 Conversion Price and Series B-3 Conversion Price for Diluting Issues.

          (i) Special Definitions. For purposes of this Section 4(g), the following definitions shall apply:

                         (A)  "Option" shall mean rights, options or warrants to
subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options to purchase up to an aggregate of 3,482,280 shares of Common Stock, appropriately adjusted for Recapitalization Events (the "Initial Option Pool Amount") of Common Stock of the Company, or such greater number of shares as may be approved by the Compensation Committee of the Board, issued to employees pursuant to stock option or restricted stock agreements adopted by the Board and approved by the Compensation Committee of the Board after the Series C Original Issue Date (such options herein referred to as "Employee Options").

                         (B)  "Series B-1 Original Issue Date" shall mean the
date on which a share of Series B-1 Preferred Stock was first issued.

                         (C)  "Series B-2 Original Issue Date" shall mean the
date on which a share of Series B-2 Preferred Stock was first issued.

                         (D)  "Convertible Securities" shall mean any evidences
of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                         (E)  "Series B-3 Original Issue Date" shall mean the
date on which a share of Series B-3 Preferred Stock was first issued.

                         (F)  "Series C Original Issue Date" shall mean the
date on which a share of Series C Preferred Stock was first issued.

                         (G)  "Additional Shares of Common Stock" shall mean all
shares of Common Stock issued (or, pursuant to subparagraph (iii) below, deemed to be issued) by the Corporation after the Series C Original Issue Date, Series B-1 Original Issue Date, the Series B-2 Original Issue Date or the Series B-3 Original Issue Date, as the case may be, other than shares of Common Stock issued or issuable:

                              (I)  upon the conversion of shares of Series D
Preferred Stock; Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock outstanding;

                              (II) as a dividend or distribution on the Series D
Preferred Stock, Series C Preferred Stock or Series B Preferred Stock;

                              (III) by reason of a dividend, stock split,
split-up or other distribution on shares of Common Stock;

                              (IV) upon the exercise of Employee Options or
Options granted on or prior to the Series C Original Issue Date, Series B-1 Original Issue Date, the Series B-2 Original Issue Date or the Series B-3 Original Issue Date, as the case may be;

                              (V)  pursuant to equity compensation plans adopted
by the Board and approved by the Compensation Committee of the Board after the applicable Series C Original Issue Date, Series B-1 Original Issue Date, the Series B-2 Original Issue Date or the Series B-3 Original Issue Date, as the case may be; or

                              (VI) in debt financings approved by the Board of
Directors where the Common Stock equivalents of such securities in the aggregate does not exceed five (5%) of the Company's Common Stock, on a fully-diluted basis.

          (ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Series C Preferred Stock or Series B Preferred Stock is convertible shall be made, by adjustment in the applicable Series C Conversion Price, applicable Series B-1 Conversion Price, the applicable Series B-2 Conversion Price or the applicable Series B-3 Conversion Price thereof: unless the consideration per share (determined pursuant to subparagraph (v) below) for an Additional Share of Common Stock issued or deemed to be issued pursuant to subparagraph (iii) below by the Corporation is less than the applicable Series C Conversion Price, applicable Series B-1 Conversion Price, the applicable Series B-2 Conversion Price or the applicable Series B-3 Conversion Price in effect on the date of, and immediately prior to, the issuance of such Additional Shares, provided, that if prior to such issuance, the Corporation receives written notice from the holders of at least sixty percent (60%) of each of the then outstanding shares of Series C Preferred Stock, or at least a majority of the Series B-1 Preferred Stock, Series B-2 Preferred Stock or Series B-3 Preferred Stock, as the case may be, agreeing that no such adjustment shall be made as the result of the issuance of such Additional Shares of Common Stock, then no such adjustments shall be made to such series.

          (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Series C Original Issue Date, Series B-1 Original Issue Date, the Series B-2 Original Issue Date or Series B-3 Original Issue Date, as the case may be, shall issue any Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subparagraph (v) below) of such Additional Shares of Common Stock would be less than the Series C Conversion Price, Series B-1 Conversion Price, the Series B-2 Conversion Price or Series B-3 Conversion Price, as the case may be, in effect on the date of and immediately prior to such issuance, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                         (A)  No further adjustment in the Series C Conversion
Price, Series B-1 Conversion Price, the Series B-2 Conversion Price or the Series B-3 Conversion Price, respectively, shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                         (B)  If such Options or Convertible Securities by their
terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the conversion price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                         (C)  No readjustment pursuant to clause (B) above shall
have the effect of increasing the Series C Conversion Price, Series B-1 Conversion Price, the Series B-2 Conversion Price or the Series B-3 Conversion Price, respectively, to an amount which exceeds the Series C Conversion Price, Series B-1 Conversion Price, the Series B-2 Conversion Price or the Series B-3 Conversion Price, respectively, on the original adjustment date; and

                         (D)  In the event of any change in the number of shares
of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series C Conversion Price, the Series B-1 Conversion Price, the Series B-2 Conversion Price or the Series B-3 Conversion Price, respectively, then in effect shall forthwith be readjusted to such Series C Conversion Price, Series B-1 Conversion Price the Series B-2 Conversion Price or the Series B-3 Conversion Price, respectively, as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

                         (E)  Upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series C Conversion Price, the Series B-1 Conversion Price, the Series B-2 Conversion Price or the Series B-3 Conversion Price computed upon the Series C Original Issue Date, the Series B-1 Original Issue Date, the Series B-2 Original Issue Date or the Series B-3 Original Issue Date, respectively (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                              (1)  in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company upon such exercise; or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

                              (2)  in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

          (iv) Adjustment of Series C Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series C Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph (iii) above, but excluding shares issued as a dividend or distribution as provided in paragraph (i) below or upon a stock split or combination as provided in paragraph (h) below), for a consideration per share (determined pursuant to subparagraph (viii) below) less than the Series C Conversion Price in effect on the date of and immediately prior to such issuance, then and in each such case, such Series C Conversion Price shall be reduced, concurrently with such issuance, to a Series C Conversion Price equal to the price (calculated to the nearest cent) determined by multiplying such Series C Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (together with the number of shares of Common Stock then issuable upon conversion of the outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and the Series A Preferred Stock and the conversion or exercise of any Convertible Securities or Options), plus the number of shares of Common Stock which the aggregate consideration received by the Corporation (as determined pursuant to subparagraph (viii) below) for the total number of shares of Common Stock so issued would purchase at the Series C Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (together with the number of shares of Common Stock then issuable upon conversion of the outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and the Series A Preferred Stock and the conversion or exercise of any Convertible Securities or Options) plus the number of shares so issued.

               No adjustment of the Series C Conversion Price, however, shall be made in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more. Any adjustments to the Series C Conversion Price shall be rounded to the nearest $.01 per share.

          (v) Adjustment of Series B-1 Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series B-1 Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph (iii) above, but excluding shares issued as a dividend or distribution as provided in paragraph (i) below or upon a stock split or combination as provided in paragraph (h) below), for a consideration per share (determined pursuant to subparagraph (viii) below) less than the Series B-1 Conversion Price in effect on the date of and immediately prior to such issuance, then and in each such case, such Series B-1 Conversion Price shall be reduced, concurrently with such issuance, to a Series B-1 Conversion Price equal to the price (calculated to the nearest cent) determined by multiplying such Series B-1 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (together with the number of shares of Common Stock then issuable upon conversion of the outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and the Series A Preferred Stock and the conversion or exercise of any Convertible Securities or Options), plus the number of shares of Common Stock which the aggregate consideration received by the Corporation (as determined pursuant to subparagraph (viii) below) for the total number of shares of Common Stock so issued would purchase at the Series B-1 Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (together with the number of shares of Common Stock then issuable upon conversion of the outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and the Series A Preferred Stock and the conversion or exercise of any Convertible Securities or Options) plus the number of shares so issued.

               No adjustment of the Series B-1 Conversion Price, however, shall be made in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more. Any adjustments to the Series B-1 Conversion Price shall be rounded to the nearest $.01 per share.

          (vi) Adjustment of Series B-2 Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series B-2 Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph (iii) above, but excluding shares issued as a dividend or distribution as provided in paragraph (i) below or upon a stock split or combination as provided in paragraph (h) below), for a consideration per share (determined pursuant to subparagraph (viii) below) less than the Series B-2 Conversion Price in effect on the date of and immediately prior to such issuance, then and in each such case, such Series B-2 Conversion Price shall be reduced, concurrently with such issuance, to a Series B-2 Conversion Price equal to the price (calculated to the nearest cent) determined by multiplying such Series B-2 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (together with the number of shares of Common Stock then issuable upon conversion of the outstanding shares of Series D

Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and the Series A Preferred Stock and the conversion or exercise of any Convertible Securities or Options), plus the number of shares of Common Stock which the aggregate consideration received by the Corporation (as determined pursuant to subparagraph (viii) below) for the total number of shares of Common Stock so issued would purchase at the Series B-2 Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (together with the number of shares of Common Stock then issuable upon conversion of the outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and the Series A Preferred Stock and the conversion or exercise of any Convertible Securities or Options) plus the number of shares so issued.

               No adjustment of the Series B-2 Conversion Price, however, shall be made in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more. Any adjustments to the Series B-2 Conversion Price shall be rounded to the nearest $.01 per share.

          (vii) Adjustment of Series B-3 Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series B-3 Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subparagraph (iii) above, but excluding shares issued as a dividend or distribution as provided in paragraph (i) below or upon a stock split or combination as provided in paragraph (h) below), for a consideration per share (determined pursuant to subparagraph (viii) below) less than the Series B-3 Conversion Price in effect on the date of and immediately prior to such issuance, then and in each such case, such Series B-3 Conversion Price shall be reduced, concurrently with such issuance, to a Series B-1 Conversion Price equal to the price (calculated to the nearest cent) determined by multiplying such Series B-3 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (together with the number of shares of Common Stock then issuable upon conversion of the outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and the Series A Preferred Stock and the conversion or exercise of any Convertible Securities or Options), plus the number of shares of Common Stock which the aggregate consideration received by the Corporation (as determined pursuant to subparagraph (viii) below) for the total number of shares of Common Stock so issued would purchase at the Series B-3 Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (together with the number of shares of Common Stock then issuable upon conversion of the outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and the Series A Preferred Stock and the conversion or exercise of any Convertible Securities or Options) plus the number of shares so issued.

               No adjustment of the Series B-3 Conversion Price, however, shall be made in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more. Any adjustments to the Series B-3 Conversion Price shall be rounded to the nearest $.01 per share.

          (viii) Determination of Consideration. For purposes of this Section 4(g), the consideration received by the Corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

                    (A)  Cash and Property.  Such consideration shall:

                         (I)  insofar as it consists of cash, be computed at the
aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                         (II) insofar as it consists of property other than
cash, be computed at the fair market value thereof at the time of such issuance, as is reasonably determined in good faith by the Board; and

                         (III)    in the event Additional Shares of Common Stock
are issued together with other shares of securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as is reasonably determined in good faith by the Board.

                    (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subparagraph (iii) above, relating to Options and Convertible Securities, shall be determined by dividing:

                         (I)  the total amount, if any, received or receivable
by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                         (II) the maximum number of shares of Common Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (h)  Adjustment for Stock Splits and Combinations.

          (i) If the Corporation shall at any time or from time to time after the Series D Original Issue Date for the Series D Preferred Stock effect a subdivision of the outstanding Common Stock, the Series D Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Series D Original Issue Date for the Series D Preferred Stock combine the outstanding shares of Common Stock, the Series D Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (ii) If the Corporation shall at any time or from time to time after the Series C Original Issue Date for the Series C Preferred Stock effect a subdivision of the outstanding Common Stock, the Series C Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Series C Original Issue Date for the Series C Preferred Stock combine the outstanding shares of Common Stock, the Series C Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (iii) If the Corporation shall at any time or from time to time after the Series B-1 Original Issue Date for the Series B-1 Preferred Stock effect a subdivision of the outstanding Common Stock, the Series B-1 Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Series B-1 Original Issue Date for the Series B-1 Preferred Stock combine the outstanding shares of Common Stock, the Series B-1 Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (iv) If the Corporation shall at any time or from time to time after the Series B-2 Original Issue Date for the Series B-2 Preferred Stock effect a subdivision of the outstanding Common Stock, the Series B-2 Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Series B-2 Original Issue Date for the Series B-2 Preferred Stock combine the outstanding shares of Common Stock, the Series B-2 Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (v) If the Corporation shall at any time or from time to time after the Series B-3 Original Issue Date for the Series B-3 Preferred Stock effect a subdivision of the outstanding Common Stock, the Series B-3 Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Series B-3 Original Issue Date for the Series B-3 Preferred Stock combine the outstanding shares of Common Stock, the Series B-3 Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (vi) If the Corporation shall at any time or from time to time after any Series A Original Issue Date for the Series A Preferred Stock effect a subdivision of the outstanding

Common Stock, the Series A Conversion Amount then in effect immediately before that subdivision shall be proportionately increased. If the Corporation shall at any time or from time to time after any Series A Original Issue Date for the Series A Preferred Stock combine the outstanding shares of Common Stock, the Series A Conversion Amount then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (i)  Adjustment for Certain Dividends and Distributions.

          (i) In the event the Corporation at any time after the Series D Original Issue Date for the Series D Preferred Stock, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series D Conversion Price for the Series D Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series D Conversion Price for the Series D Preferred Stock then in effect by a fraction:

               (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series D Conversion Price for the Series D Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Series D Conversion Price for the Series D Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (ii) In the event the Corporation at any time after the Series C Original Issue Date for the Series C Preferred Stock, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series C Conversion Price for the Series C Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series C Conversion Price for the Series C Preferred Stock then in effect by a fraction:

               (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series C Conversion Price for the Series C Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Series C Conversion Price for the Series C Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (iii) In the event the Corporation at any time after the Series B-1 Original Issue Date for the Series B-1 Preferred Stock, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series B-1 Conversion Price for the Series B-1 Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series B-1 Conversion Price for the Series B-1 Preferred Stock then in effect by a fraction:

               (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B-1 Conversion Price for the Series B-1 Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B-1 Conversion Price for the Series B-1 Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (iv) In the event the Corporation at any time after, the Series B-2 Original Issue Date for the Series B-2 Preferred Stock, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series B-2 Conversion Price for the Series B-2 Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series B-2 Conversion Price for the Series B-2 Preferred Stock then in effect by a fraction:

               (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B-2 Conversion Price for the Series B-2 Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B-2 Conversion Price for the Series B-2 Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (v) In the event the Corporation at any time after the Series B-3 Original Issue Date for the Series B-3 Preferred Stock, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series B-3 Conversion Price for the Series B-3 Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series B-3 Conversion Price for the Series B-3 Preferred Stock then in effect by a fraction:

               (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B-3 Conversion Price for the Series B-3 Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B-3 Conversion Price for the Series B-3 Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (vi) In the event the Corporation at any time after any Series A Original Issue Date for the Series A Preferred Stock, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A Conversion Amount for the Series A Preferred Stock then in effect shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, to the amount equal to the fraction:

               (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Amount for the Series A Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Amount for the Series A Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions, and

               (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date.

          (j) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after (i) the Series D Original Issue Date for the Series D Preferred Stock, (ii) the Series C Original Issue Date for the Series C Preferred Stock (iii) the Series B-1 Original Issue Date for the Series B-1 Preferred Stock (iv) the Series B-2 Original Issue Date for the Series B-2 Preferred Stock (v) the Series B-3 Original Issue Date for the Series B-3 Preferred Stock, or (vi) any Series A Original Issue Date for the Series A Preferred Stock, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series D Preferred Stock, Series C Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, or Series A Preferred Stock, as the case may be, shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series D Preferred Stock, Series C Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, or Series A Preferred Stock, as the case may be, been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series D Preferred Stock, Series C Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock or Series A Preferred Stock, as the case may be.

          (k) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of Series D Preferred Stock, the Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares of stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          (l) Adjustment for Merger or Reorganization. In case of any consolidation or merger of the Corporation with or into another corporation, each share of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, would have been entitled if it had converted its shares immediately prior to such consolidation or merger; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, to the end that the provisions set forth in this
Section 4 (including provisions with respect to changes in and other adjustments of the Series D Conversion Price, Series C Conversion Price, Series B Conversion Price and the Series A Conversion Amount) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be.

          (m) Adjustment of Common Stock Issuable Upon Conversion of Series C Preferred Stock Upon Public Offering. In connection with a firm commitment underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act and in the event that sixty percent (60%) of the holders of the Series C Preferred Stock vote or consent to modify the definition of "Qualified Public Offering" set forth in paragraph (f) of Section 1 or waive the Public Offering requirement for mandatory conversion of the Series C Preferred Stock set forth in Section 5A herein and the per share offering price to the public is below $17.94, subject to Recapitalization Events, then immediately prior to the conversion required by Section 5A herein, the number of shares of Common Stock otherwise issuable upon the conversion of the Series C Preferred Stock shall be increased by multiplying such number of shares of Common Stock by a fraction, the numerator of which shall be $17.94 and the denominator of which shall be the per share offering price of the Common Stock sold to the public.

          (n) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the respective Conversion Rights of the holders of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock against impairment.

          (o)  Notice of Record Date. In the event:

               (i) that the Corporation shall propose to declare a dividend (or any other distribution) on its Common Stock, whether payable in cash, property, Common Stock or other securities of the Corporation, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

               (ii) that the Corporation shall propose to subdivide or combine its outstanding shares of Common Stock;

               (iii) that the Corporation shall propose to effect any reclassification or recapitalization of the Common Stock of the Corporation outstanding (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation; or

               (iv) of the Liquidation of the Corporation;

then in connection with each such event, the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and the Series A Preferred Stock, and shall cause to be mailed to each of the holders of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten (10) days prior to the record date specified in (A) below or at least twenty (20) days before the date specified in (B) below, a notice stating:

                    (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                    (B) the date on which such reclassification, consolidation, merger, or Liquidation is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, or Liquidation.

          (p) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments; (ii) the Series D Conversion Price, Series C Conversion Price, the Series B-1 Conversion Price, the Series B-2 Conversion Price, Series B-3 Conversion Price, or Series A Conversion Amount, as the case may be, then in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series D Preferred Stock, Series C Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock or Series A Preferred Stock, as the case may be.

          (q) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series D Conversion Price, Series C Conversion Price, Series B-1 Conversion Price, the Series B-2 Conversion Price or the Series B-3 Conversion Price, respectively, in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Series D Conversion Price, Series C Conversion Price, Series B-1 Conversion Price, the Series B-2 Conversion Price or the Series B-3 Conversion Price, or the Series A Conversion Amount if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series D Preferred Stock, Series C Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock or Series A Preferred Stock, as the case may be, would exceed the total number of shares of Common Stock then authorized by this Restated Certificate of Incorporation.

          (r) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series D Preferred Stock, Series C Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series A Preferred Stock, or Series A-2 Preferred Stock, as the case may be, shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock which is being converted.

     Section 5A. Conversion at a Qualified Public Offering.

          (a) Upon the Closing of a Qualified Public Offering, all of the Series D Preferred Stock and the Series C Preferred Stock then outstanding shall automatically be converted into shares of Common Stock in accordance with
Section 4.

          (b) On the date fixed for conversion in accordance with paragraph (a) of this Section 5A, all rights with respect to the Series D Preferred Stock and Series C Preferred Stock so converted will terminate. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the date of such conversion and the surrender of the certificate or certificates for Series D Preferred Stock and Series C Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 4(d) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Upon any such conversion, no adjustment to the Conversion Price shall be made for any accrued and unpaid dividends on the Series D Preferred Stock and Series C Preferred Stock converted.

          (c) All certificates evidencing shares of Series D Preferred Stock and Series C Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series D Preferred Stock and Series C Preferred Stock represented thereby converted into Common Stock for all purposes as of the date of conversion set forth in paragraph (a) above, notwithstanding the failure of the holder or holders thereof to surrender such certificates.

     Section 5B. Conversion Upon Failure to Obtain Certain Share Thresholds.

     (a) In the event that less than twenty percent of the Series D Preferred Stock outstanding on the Series D Original Issue Date remains outstanding at a subsequent date, then upon such subsequent date, each share of Series D Preferred Stock outstanding on such subsequent date shall automatically be converted into shares of Common Stock in accordance with Section 4 and all rights with respect to the Series D Preferred Stock so converted shall terminate.

     (b) In the event that less than twenty percent of the Series C Preferred Stock outstanding on the Series C Original Issue Date remains outstanding at a subsequent date, then upon such subsequent date, each share of Series C Preferred Stock outstanding on such subsequent date shall automatically be converted into shares of Common Stock in accordance with Section 4 and all rights with respect to the Series C Preferred Stock so converted shall terminate.

     (c) In the event that all of the holders of Series B-2 Preferred Stock shall elect to convert their shares into shares of Common Stock in accordance with Section 4 herein, then all shares of Series B-3 Preferred Stock shall convert into shares of Common Stock in accordance with Section 4 herein and all rights with respect to the Series B-2 Preferred Stock and Series B-3 Preferred Stock shall terminate.

     Section 5C. Conversion at a Series B Qualified Public Offering.

          (a) Upon the Closing of a Series B Qualified Public Offering, all of the Series B Preferred Stock then outstanding shall automatically be converted into shares of Common Stock in accordance with Section 4.

          (b) On the date fixed for conversion in accordance with paragraph (a) of this Section 5C, all rights with respect to the Series B Preferred Stock so converted will terminate. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the date of such conversion and the surrender of the certificate or certificates for Series B Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 4(d) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Upon any such conversion, no adjustment to the Conversion Price shall be made for any accrued and unpaid dividends on the Series B Preferred Stock converted.

          (c) All certificates evidencing shares of Series B Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series B Preferred Stock represented thereby converted into Common Stock for all purposes as of the date of conversion set forth in paragraph (a) above, notwithstanding the failure of the holder or holders thereof to surrender such certificates.

     Section 6. Conversion at a Series A Required Conversion Event.

          Each share of Series A Preferred Stock shall be converted automatically into one (1) share of Common Stock upon the earlier to occur of each of the following events (each, a "Series A Required Conversion Event"):

          (i) immediately upon the closing of a Series A Qualified Public Offering; and

          (ii) immediately upon the closing of the acquisition of a majority of the then outstanding shares of the Common Stock by the holders of a majority of the then outstanding shares of the Series A Preferred Stock.

     Section 7A. Mandatory Redemption of Series D Preferred Stock, Series C
                 Preferred Stock and Series B Preferred Stock.

          (a) The Corporation's redemption of the shares of Series B-1 Preferred Stock, the shares of Series B-2 Preferred Stock, the shares of Series B-3 Preferred Stock, the shares of Series C Preferred Stock and the shares of Series D Preferred Stock shall be pari passu and the Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be equal in priority.

          (b) At any time on or after the fifth anniversary of the Series D Original Issue Date, the Corporation shall be required to redeem all of the shares of Series D Preferred Stock out of funds legally available therefor upon the request of the majority of the holders of the Series D Preferred Stock.

          (c) The redemption price shall be paid by the Corporation in cash and shall be in an amount equal to (i) $17.94 per share of Series D Preferred Stock (subject to appropriate adjustment for any Recapitalization Events), plus (ii) an amount equal to all declared and unpaid dividends on such share since the Series D Original Issue Date thereof as of such time of determination, whether or not there are any unrestricted funds of the Corporation legally available for the payment of dividends (the "Redemption Price for the Series D Preferred Stock").

          (d) The Corporation shall provide each holder of Series D Preferred Stock with a written notice of redemption (addressed to the holder at its address as it appears on the stock transfer books of the Corporation), not earlier than sixty (60) nor later than twenty (20) days before the date fixed for redemption. The notice of redemption shall specify (i) the class or part of the class of shares to be redeemed; (ii) the date fixed for redemption; (iii) the Redemption Price for the Series D Preferred Stock; and (iv) the place the holders of Series D Preferred Stock may obtain payment of the Redemption Price for the Series D Preferred Stock upon surrender of their certificates. If funds are available on the date fixed for redemption, then whether or not shares are surrendered for payment of the Redemption Price for the Series D Preferred Stock, the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders of the Corporation with respect to the shares redeemed on and after the date fixed for redemption and shall be entitled to receive the Redemption Price for the Series D Preferred Stock without interest upon the surrender of the share certificate. If less than all the shares represented by a share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

          (e) If on the date fixed for redemption, funds of the Corporation legally available therefor shall be insufficient to redeem all the shares of Series D Preferred Stock required to be redeemed as provided herein, funds to the extent legally available shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the number of shares of Series D Preferred Stock held by each holder subject to the redemption (a "Partial Redemption for the Series D Preferred Stock"). The Corporation shall make additional Partial Redemptions for the Series D Preferred Stock to the extent that funds are legally available therefor beginning thirty (30) days after the Redemption Date and each thirty (30) days thereafter until all outstanding shares of Series D Preferred Stock have been redeemed.

          (f) At any time on or after the fifth anniversary of the Series C Original Issue Date, the Corporation shall be required to redeem all of the shares of Series C Preferred Stock out of funds legally available therefor upon the request of the majority of the holders of the Series C Preferred Stock.

          (g) The redemption price shall be paid by the Corporation in cash and shall be in an amount equal to (i) $10.25 per share of Series C Preferred Stock (subject to appropriate adjustment for any Recapitalization Events), plus (ii) an amount equal to all declared and unpaid dividends on such share since the Series C Original Issue Date thereof as of such time of determination, whether or not there are any unrestricted funds of the Corporation legally available for the payment of dividends (the "Redemption Price for the Series C Preferred Stock").

          (h) The Corporation shall provide each holder of Series C Preferred Stock with a written notice of redemption (addressed to the holder at its address as it appears on the stock transfer books of the Corporation), not earlier than sixty (60) nor later than twenty (20) days before the date fixed for redemption. The notice of redemption shall specify (i) the class or part of the class of shares to be redeemed; (ii) the date fixed for redemption; (iii) the Redemption Price for the Series C Preferred Stock; and (iv) the place the holders of Series C Preferred Stock may obtain payment of the Redemption Price for the Series C Preferred Stock upon surrender of their certificates. If funds are available on the date fixed for redemption, then whether or not shares are surrendered for payment of the Redemption Price for the Series C Preferred Stock, the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders of the Corporation with respect to the shares redeemed on and after the date fixed for redemption and shall be entitled to receive the Redemption Price for the Series C Preferred Stock without interest upon the surrender of the share certificate. If less than all the shares represented by a share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

          (i) If on the date fixed for redemption, funds of the Corporation legally available therefor shall be insufficient to redeem all the shares of Series C Preferred Stock required to be redeemed as provided herein, funds to the extent legally available shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the number of shares of Series C Preferred Stock held by each holder subject to the redemption (a "Partial Redemption for the Series C Preferred Stock"). The Corporation shall make additional Partial Redemptions for the Series C Preferred Stock to the extent that funds are legally available therefor beginning thirty (30) days after the Redemption Date and each thirty (30) days thereafter until all outstanding shares of Series C Preferred Stock have been redeemed.

          (j) The Corporation shall be required to redeem all of the shares of Series B Preferred Stock upon the occurrence of and simultaneously with the redemption of all outstanding shares of Series C Preferred Stock.

          (k) The redemption price for the Series B-1 Preferred Stock shall be paid by the Corporation in cash and shall be in an amount equal to (i) $6.20 per share of Series B-1 Preferred Stock (subject to appropriate adjustment for any Recapitalization Events), plus (ii) an amount equal to all declared and unpaid dividends on such share since the Series B-1 Original Issue Date thereof as of such time of determination, whether or not there are any unrestricted funds of the Corporation legally available for the payment of dividends (the "Redemption Price for the Series B-1 Preferred Stock").

          (l) The Corporation shall provide each holder of Series B-1 Preferred Stock with a written notice of redemption (addressed to the holder at its address as it appears on the stock transfer books of the Corporation), not earlier than sixty (60) nor later than twenty (20) days before the date fixed for redemption. The notice of redemption shall specify (i) the class or part of the class of shares to be redeemed; (ii) the date fixed for redemption;
(iii) the Redemption Price for the Series B-1 Preferred Stock; and (iv) the place the holders of Series B-1 Preferred Stock may obtain payment of the Redemption Price for the Series B-1 Preferred Stock upon surrender of their certificates. If funds are available on the date fixed for redemption, then whether or not shares are surrendered for payment of the Redemption Price for the Series B-1 Preferred Stock, the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders of the Corporation with respect to the shares redeemed on and after the date fixed for redemption and shall be entitled to receive the Redemption Price for the Series B-1 Preferred Stock without interest upon the surrender of the share certificate. If less than all the shares represented by a share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

          (m) If on the date fixed for redemption funds of the Corporation legally available therefor shall be insufficient to redeem all the shares of Series B-1 Preferred Stock required to be redeemed as provided herein, funds to the extent legally available shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the number of shares of Series B-1 Preferred Stock held by each holder subject to the redemption (a "Partial Redemption for the Series B-1 Preferred Stock"). The Corporation shall make additional Partial Redemptions for the Series B-1 Preferred Stock to the extent that funds are legally available therefor beginning thirty (30) days after the Redemption Date and each thirty (30) days thereafter until all outstanding shares of Series B-1 Preferred Stock have been redeemed.

          (n) The redemption price for the Series B-2 Preferred Stock shall be paid by the Corporation in cash and shall be in an amount equal to (i) $7.44 per share of Series B-2 Preferred Stock (subject to appropriate adjustment for any Recapitalization Events), plus (ii) an amount equal to all declared and unpaid dividends on such share since the Series B-2 Original Issue Date thereof as of such time of determination, whether or not there are any unrestricted funds of the Corporation legally available for the payment of dividends (the "Redemption Price for the Series B-2 Preferred Stock").

          (o) The Corporation shall provide each holder of Series B-2 Preferred Stock with a written notice of redemption (addressed to the holder at its address as it appears on the stock transfer books of the Corporation), not earlier than sixty (60) nor later than twenty (20) days before the date fixed for redemption. The notice of redemption shall specify (i) the class or part of the class of shares to be redeemed; (ii) the date fixed for redemption; (iii) the Redemption Price for the Series B-2 Preferred Stock; and (iv) the place the holders of Series B-2 Preferred Stock may obtain payment of the Redemption Price for the Series B-2 Preferred Stock upon surrender of their certificates. If funds are available on the date fixed for redemption, then whether or not shares are surrendered for payment of the Redemption Price for the Series B-2 Preferred Stock, the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders of the Corporation with respect to the shares redeemed on and after the date fixed for redemption and shall be entitled to receive the Redemption Price for the Series B-2 Preferred Stock without interest upon the surrender of the share certificate. If less than all the shares represented by a share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.


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          (p)  If on the date fixed for redemption funds of the Corporation legally available therefor shall be insufficient to redeem all the shares of Series B-2 Preferred Stock required to be redeemed as provided herein, funds to the extent legally available shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the number of shares of Series B-2 Preferred Stock held by each holder subject to the redemption (a "Partial Redemption for the Series B-2 Preferred Stock"). The Corporation shall make additional Partial Redemptions for the Series B-2 Preferred Stock to the extent that funds are legally available therefor beginning thirty (30) days after the Redemption Date and each thirty (30) days thereafter until all outstanding shares of Series B-2 Preferred Stock have been redeemed.

          (q) The redemption price for the Series B-3 Preferred Stock shall be paid by the Corporation in cash and shall be in an amount equal to (i) $30.37 per share of Series B-3 Preferred Stock (subject to appropriate adjustment for any Recapitalization Events), plus (ii) an amount equal to all declared and unpaid dividends on such share since the Series B-3 Original Issue Date thereof as of such time of determination, whether or not there are any unrestricted funds of the Corporation legally available for the payment of dividends (the "Redemption Price for the Series B-3 Preferred Stock").

          (r) The Corporation shall provide each holder of Series B-3 Preferred Stock with a written notice of redemption (addressed to the holder at its address as it appears on the stock transfer books of the Corporation), not earlier than sixty (60) nor later than twenty (20) days before the date fixed for redemption. The notice of redemption shall specify (i) the class or part of the class of shares to be redeemed; (ii) the date fixed for redemption; (iii) the Redemption Price for the Series B-3 Preferred Stock; and (iv) the place the holders of Series B-3 Preferred Stock may obtain payment of the Redemption Price for the Series B-3 Preferred Stock upon surrender of their certificates. If funds are available on the date fixed for redemption, then whether or not shares are surrendered for payment of the Redemption Price for the Series B-3 Preferred Stock, the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders of the Corporation with respect to the shares redeemed on and after the date fixed for redemption and shall be entitled to receive the Redemption Price for the Series B-3 Preferred Stock without interest upon the surrender of the share certificate. If less than all the shares represented by a share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

          (s) If on the date fixed for redemption, funds of the Corporation legally available therefor shall be insufficient to redeem all the shares of Series B-3 Preferred Stock required to be redeemed as provided herein, funds to the extent legally available shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the number of shares of Series B-3 Preferred Stock held by each holder subject to the redemption (a "Partial Redemption for the Series B-3 Preferred Stock"). The Corporation shall make additional Partial Redemptions for the Series B-3 Preferred Stock to the extent that funds are legally available therefor beginning thirty (30) days after the Redemption Date and each thirty (30) days thereafter until all outstanding shares of Series B-3 Preferred Stock have been redeemed.

     Section 7B. Pro Rata Redemption of Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock.

     Notwithstanding the provisions contained in Section 7A, if on the date fixed for redemption, funds of the Corporation legally available therefor shall be insufficient to redeem all of the Series D Preferred Stock, Series C Preferred Stock, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock, and the Series B-3 Preferred Stock, as the case may be, as provided herein, funds to the extent legally available shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the aggregate number of shares of Series D Preferred Stock, Series C Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock, as the case may be, held by such holders. The Corporation shall make additional redemptions pursuant to this Section 7B to the extent that funds are legally available therefor beginning thirty (30) days after the Redemption Date for the Series D Preferred Stock, Series C Preferred Stock, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock, and the Series B-3 Preferred Stock, as the case may be, and each thirty (30) days thereafter until all outstanding shares of Series C Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock have been redeemed.

     FIFTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation and to fix the amount to be reserved as working capital of the Corporation.

     SIXTH. The stockholders and directors shall have the power to hold their respective meetings and keep the books, documents and papers of the Corporation within or outside the State of Delaware and at such place or places as may be from time to time designated by the Bylaws or by resolution of the stockholders or directors, except as otherwise required by the laws of the State of Delaware. Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

     SEVENTH. The objects, purposes and powers specified in any clause or paragraph of this Restated Certificate of Incorporation shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Restated Certificate of Incorporation. The objects, purposes and powers in each of the clauses and paragraphs of this Restated Certificate of Incorporation shall be regarded as independent objects, purposes and powers. The objects, purposes and powers specified in this Restated Certificate of Incorporation are in furtherance and not in limitation of the objects, purposes and powers conferred by statute.

     EIGHTH. The Corporation shall have the power to indemnify its officers, directors, employees and agents, and such other persons as may be designated as set forth in the Bylaws (the "Indemnitee"), to the full extent permitted by the Delaware General Corporation Law ("DGCL") from and against any and all of the expenses, liabilities or other matters referred to in or covered by the Bylaws or the DGCL, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation


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

shall pay in advance of the final disposition of such Indemnitee upon the receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this ARTICLE EIGHTH. A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, provided that the liability of a director (i) for any breach of the director's loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit shall not be eliminated or limited hereby. Any repeal or modification of this ARTICLE EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     NINTH. The Corporation shall have perpetual existence.

     TENTH. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation (including provisions as may hereafter be added or inserted in this Restated Certificate of Incorporation as authorized by the laws of the State of Delaware) in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this ARTICLE TENTH.

     ELEVENTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title I of the DGCL order a meeting of the creditors or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     TWELFTH. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     THIRTEENTH. The Restated Certificate of Incorporation of the Corporation as herein amended shall constitute a restatement of and shall supersede the Restated Certificate of Incorporation, as amended, of the Corporation as previously filed.


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



     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its President this 29th day of February, 2000.


                                   BOLT, INC.




                                   By: /s/ Daniel Pelson
                                      ----------------------------------
                                   Name: Daniel Pelson
                                   Title: President